Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-39529) of Crown Cork & Seal Company, Inc. of our report dated June 18, 1999 appearing on page 6 of this Form 11-K.



PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 24, 1999